News Release

CONTACTS:

Company:	Investor Relations:
Karen T. Boyd	Deborah K. Pawlowski
Senior Vice President and Treasurer	Kei Advisors LLC
Phone: (229) 873-3837	Phone: (716) 843-3908
investorinfo@sgfc.com	dpawlowski@keiadvisors.com

For Immediate Release

Southwest Georgia Financial Corporation Reports 7% Earnings Growth for Second Quarter 2018

MOULTRIE, GEORGIA, July 24, 2018 -- Southwest Georgia Financial Corporation (the “Company”) (NYSE American: SGB), a full-service community bank holding company, today reported results of operations for the second quarter and six months ended June 30, 2018. Comparisons are to prior-year period unless otherwise noted.

“We are encouraged by our results both in the second quarter and year-to-date as we continued to achieve higher earnings and balance sheet growth. During the recent quarter, we completed the modifications to our deposit offerings, highlighted by the introduction of an interest bearing business checking account. We see this new product as a valuable retention tool and early results have been positive as our customers moved just under $30 million in deposits into that product,” commented DeWitt Drew, President and CEO. “Weather and construction delays on our Tifton location have us behind schedule, but we are working toward a late summer opening.”

Second Quarter and Six-Month Income Highlights

•	Net income increased 7% to $1.15 million, or $0.45 per diluted share, from $1.07 million, or $0.42 per diluted share. Net interest income improved 5% to $4.6 million, primarily due to growth in average total loans of $24.2 million. An increase in provision for loan losses of $65 thousand and an increase in other operating expenses partially offset growth in net interest income.
•	For the six months ended June 30, 2018, net income was up over 11% to $2.4 million, or $0.94 per diluted share, due mostly to increases in net interest income of 7% and lower effective tax rates in the first half of 2018. Partially offsetting were higher provisions for loan losses, which more than doubled due to continued strong loan growth, increased overhead expenses of $225 thousand, or 15%, and lower noninterest income.

Balance Sheet Trends

•	Total assets at June 30, 2018, were $508.2 million, up 8%, or $37.8 million. Total loans grew 7%, or $23.2 million, to $345.9 million, and were funded by a 6% growth in total deposits. Higher levels of liquidity are being held due to the Company’s strong loan pipeline as well as concerns about higher interest rates causing disintermediation.
•	Total deposits were up $24.2 million to $415.4 million at June 30, 2018, with a noticeable shift from noninterest-bearing deposits to the new interest bearing business checking account offering.
•	Federal Home Loan Bank Advances were up $12.6 million providing further funding for loan growth and liquidity. The average cost of all interest bearing liabilities increased 22 basis points to 0.81%.

Capital Management

•	Book value per share grew 4% to $16.47 at June 30, 2018.
•	In June 2018, the Company paid a quarterly cash dividend of $0.12 per common share, an increase from $0.11 per common share in March 2018. Southwest Georgia Financial Corporation or its predecessor, Southwest Georgia Bank, has paid cash dividends for 90 consecutive years.

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Webcast and Conference Call

The Company will host a conference call and webcast on Tuesday, July 24, 2018 at 1:00 p.m. ET. Management will review the financial and operating results for the second quarter 2018, as well as the Company’s strategy and outlook. A question and answer session will follow the formal discussion.

The conference call can be accessed by calling (201) 689-8263. Alternatively, the webcast can be monitored at www.sgb.bank.

A telephonic replay will be available from 4:00 p.m. ET on the day of the teleconference until Tuesday, July 31, 2018. To listen to the archived call, dial (412) 317-6671 and enter conference ID number 13680878, or access the webcast replay at www.sgb.bank/investor-relations, where a transcript will be posted once available.

About Southwest Georgia Financial Corporation

Southwest Georgia Financial Corporation is a state-chartered bank holding company with approximately $508 million in assets headquartered in Moultrie, Georgia. Its primary subsidiary, Southwest Georgia Bank, offers comprehensive financial services to consumer, business, and government customers. The current banking facilities include the main office located in Colquitt County, branch offices located in Baker County, Worth County and Lowndes County, and a loan production office located in Tift County. In addition to conventional banking services, the Company provides investment planning and management, trust management, and commercial and individual insurance products. Insurance products and advice are provided by Southwest Georgia Insurance Services, which is located in Colquitt County. The Company routinely posts news and other important information on its website.

More information on Southwest Georgia Financial Corporation and Southwest Georgia Bank can be found at: www.sgb.bank.

SAFE HARBOR STATEMENT
This news release contains forward-looking statements, as defined by federal securities laws, including statements about the Company’s financial outlook. These statements are based on current expectations and are provided to assist in the understanding of future financial performance. Such performance involves risks and uncertainties that may cause actual results to differ materially from those expressed or implied in any such statements. Important factors that could cause actual results to differ materially from those contemplated today include a change in the Company’s capital structure, new or expanded regulatory requirements, the success of the Company’s growth strategy, customer preferences, the interest rate environment and other factors described in the Company’s filings with the Securities and Exchange Commission, including its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q under the sections entitled “Forward-Looking Statements” and “Risk Factors”. The Company undertakes no obligation to update any forward-looking statements as a result of new information, future events or otherwise, except as otherwise required by law.

Financial tables follow.

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SOUTHWEST GEORGIA FINANCIAL CORPORATION

CONSOLIDATED STATEMENT OF CONDITION

(Dollars in thousands except per share data)

	(Unaudited)	(Audited)	(Unaudited)
	June 30,	December 31,	June 30,
	2018	2017	2017
ASSETS
Cash and due from banks	$7,786	$11,143	$8,009
Interest-bearing deposits in banks	27,292	22,995	8,086
Certificates of deposit in other banks	1,985	1,985	1,985
Investment securities available for sale	59,281	54,364	58,142
Investment securities held to maturity	41,189	44,591	50,221
Federal Home Loan Bank stock, at cost	2,475	2,438	1,905
Loans, less unearned income and discount	345,852	330,173	322,636
Allowance for loan losses	(3,193)	(3,044)	(3,096)
Net loans	342,659	327,129	319,540
Premises and equipment	13,693	12,250	11,399
Bank properties held for sale	212	212	212
Foreclosed assets, net	38	759	0
Intangible assets	12	20	27
Bank owned life insurance	6,636	6,553	5,423
Other assets	4,895	4,633	5,356
Total assets	$508,153	$489,072	$470,305
LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
Interest bearing business checking	$29,315	$0	$0
NOW accounts	54,043	25,871	49,290
Money market	115,022	129,040	101,346
Savings	32,831	30,794	30,054
Certificates of deposit $250,000 and over	22,472	22,662	16,944
Other time accounts	63,449	60,970	60,160
Total interest-bearing deposits	317,132	269,337	257,794
Noninterest-bearing deposits	98,305	127,669	133,435
Total deposits	415,437	397,006	391,229

Other borrowings	19,471	17,971	8,448
Long-term debt	27,557	29,057	26,029
Accounts payable and accrued liabilities	3,754	3,895	4,284
Total liabilities	466,219	447,929	429,990
Shareholders' equity:
Common stock - par value $1; 5,000,000 shares
authorized; 4,293,835 shares issued (*)	4,294	4,294	4,294
Additional paid-in capital	5,459	31,701	31,701
Retained earnings	34,815	33,021	31,912
Accumulated other comprehensive income	(2,634)	(1,630)	(1,472)
Total	41,934	67,386	66,435
Treasury stock - at cost (**)	0	(26,243)	(26,120)
Total shareholders' equity	41,934	41,143	40,315
Total liabilities and shareholders' equity	$508,153	$489,072	$470,305

* Common stock - shares outstanding	2,545,776	2,541,505	2,547,437
** Treasury stock - shares	0	1,752,330	1,746,398

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SOUTHWEST GEORGIA FINANCIAL CORPORATION

CONSOLIDATED INCOME STATEMENT (unaudited*)

(Dollars in thousands except per share data)

	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
	2018*	2017*	2018*	2017*
Interest income:
Interest and fees on loans	$4,472	$4,041	$8,765	$7,826
Interest and dividend on securities available for sale	363	344	693	670
Interest on securities held to maturity	262	309	540	625
Dividends	35	23	68	47
Interest on deposits in banks	148	40	266	90
Interest on certificates of deposit in other banks	12	10	23	11
Total interest income	5,292	4,767	10,355	9,269

Interest expense:
Interest on deposits	481	269	854	541
Interest on federal funds purchased	0	1	0	1
Interest on other borrowings	117	26	233	52
Interest on long-term debt	127	139	252	277
Total interest expense	725	435	1,339	871
Net interest income	4,567	4,332	9,016	8,398
Provision for loan losses	140	75	356	150
Net interest income after provision for losses on loans	4,427	4,257	8,660	8,248

Noninterest income:
Service charges on deposit accounts	266	257	491	527
Income from trust services	63	55	122	109
Income from retail brokerage services	97	108	185	197
Income from insurance services	417	378	805	811
Income from mortgage banking services	1	66	1	139
Net gain (loss) on the sale or disposition of assets	7	(10)	0	(10)
Net gain on the sale of securities	0	43	0	167
Other income	209	203	450	444
Total noninterest income	1,060	1,100	2,054	2,384

Noninterest expense:
Salary and employee benefits	2,388	2,320	4,729	4,618
Occupancy expense	295	276	584	555
Equipment expense	187	212	377	418
Data processing expense	351	384	705	771
Amortization of intangible assets	4	4	8	8
Other operating expense	907	772	1,724	1,499
Total noninterest expense	4,132	3,968	8,127	7,869

Income before income tax expense	1,355	1,389	2,587	2,763
Provision for income taxes	207	315	207	624
Net income	$1,148	$1,074	$2,380	$2,139

Net income per share, basic	$0.45	$0.42	$0.94	$0.84
Net income per share, diluted	$0.45	$0.42	$0.94	$0.84
Dividends paid per share	$0.12	$0.11	$0.23	$0.22
Basic weighted average shares outstanding	2,545,776	2,547,437	2,545,351	2,547,437
Diluted weighted average shares outstanding	2,545,776	2,547,437	2,545,351	2,547,437

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SOUTHWEST GEORGIA FINANCIAL CORPORATION

Financial Highlights

(Dollars in thousands except per share data)

At June 30	2018	2017
Assets	$508,153	$470,305
Loans, less unearned income & discount	$345,852	$322,636
Deposits	$415,437	$391,229
Shareholders' equity	$41,934	$40,315

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Performance Data & Ratios
Net income	$1,148	$1,074	$2,380	$2,139
Earnings per share, basic	$0.45	$0.42	$0.94	$0.84
Earnings per share, diluted	$0.45	$0.42	$0.94	$0.84
Dividends paid per share	$0.12	$0.11	$0.23	$0.22
Return on assets	0.91%	0.92%	0.95%	0.91%
Return on equity	11.00%	10.69%	11.44%	10.80%
Net interest margin (tax equivalent)	3.96%	4.15%	3.97%	4.06%
Dividend payout ratio	24.42%	26.11%	24.60%	26.20%
Efficiency ratio	71.10%	70.34%	71.01%	70.25%

Asset Quality Data & Ratios
Total nonperforming loans	$1,720	$1,285	$1,720	$1,285
Total nonperforming assets	$1,758	$1,293	$1,758	$1,293
Net loan charge offs	$118	$141	$206	$179
Reserve for loan losses to total loans	0.92%	0.96%	0.92%	0.96%
Nonperforming loans/total loans	0.50%	0.40%	0.50%	0.40%
Nonperforming assets/total assets	0.35%	0.27%	0.35%	0.27%
Net charge offs / average loans	0.14%	0.18%	0.12%	0.12%

Capital Ratios
Average common equity to average total assets	8.28%	8.56%	8.31%	8.47%
Common equity Tier 1 capital ratio	12.68%	12.54%	12.68%	12.54%
Tier 1 capital ratio	12.68%	12.54%	12.68%	12.54%
Tier 1 leverage ratio	8.81%	8.79%	8.81%	8.79%
Total risk based capital ratio	13.59%	13.50%	13.59%	13.50%
Book value per share	$16.47	$15.83	$16.47	$15.83
Tangible book value per share	$16.47	$15.81	$16.47	$15.81

Quarterly	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr
Averages	2018	2018	2017	2017	2017

Assets	$504,308	$497,562	$486,699	$471,643	$469,201
Loans, less unearned income & discount	$337,092	$331,822	$330,842	$324,206	$312,848
Deposits	$412,133	$405,827	$396,746	$385,989	$390,268
Equity	$41,747	$41,466	$41,502	$41,089	$40,169
Return on assets	0.91%	0.99%	0.59%	0.81%	0.92%
Return on equity	11.00%	11.89%	6.91%	9.26%	10.69%
Net income	$1,148	$1,232	$717	$952	$1,074
Net income per share, basic	$0.45	$0.48	$0.28	$0.37	$0.42
Net income per share, diluted	$0.45	$0.48	$0.28	$0.37	$0.42
Dividends paid per share	$0.12	$0.11	$0.11	$0.11	$0.11

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